EXHIBIT 24.1

POWER OF ATTORNEY

(Registration Statement on Form S-1)

Each of the undersigned directors of School Specialty, Inc. (the “Company”) hereby constitutes and appoints Joseph M. Yorio, Ryan M. Bohr and Kevin L. Baehler, and each of them, the undersigned’s true and lawful attorney-in-fact, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead to sign for the undersigned and in the undersigned’s name in the capacity as a director of the Company the Company’s Registration Statement on Form S-1 and to file the same, with all exhibits thereto, other documents in connection therewith, and any amendments to any of the foregoing, including post-effective amendments and/or supplements to said Form S-1 (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or the undersigned’s substitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have each executed this Power of Attorney, on one or more counterparts, as of this 28th day of September, 2015.

/s/ James R. Henderson	/s/ Andrew E. Schultz
James R. Henderson	Andrew E. Schultz

/s/ Gus D. Halas	/s/ Joseph M. Yorio
Gus D. Halas	Joseph M. Yorio

/s/ Justin Lu
Justin Lu